                                                                    Exhibit 23.2
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 24, 1998, relating to the financial statements and financial statement schedule of Intellesale.com, Inc. for the years ended December 31, 1996, and 1997, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


RUBIN, BROWN, GORNSTEIN & CO., LLP
St.Louis, Missouri

September 13, 1999